Aston Funds

EXHIBIT TO ITEM 77Q1(e)

Copies of any new or amended Registrant investment advisory contracts

Copy of Investment Advisory Agreement between Aston Funds, on behalf of each Fund, and Aston Asset Management, LP dated April 15, 2010 is filed herewith.

Copies of the following new Sub-Investment Advisory
Agreements dated April 15, 2010 are filed herewith:

1.	Sub-Investment Advisory Agreement between Aston
Asset Management, LP and Baring International
Investment Limited.
2.	Sub-Investment Advisory Agreement between Aston
Asset Management, LP and Cardinal Capital
Management, L.L.C.
3.	Sub-Investment Advisory Agreement between Aston
Asset Management, LP and Fasciano Associates, LLC.
4.	Sub-Investment Advisory Agreement between Aston
Asset Management, LP and Fortis Investment
Management USA, Inc.
5.	Sub-Investment Advisory Agreement between Aston
Asset Management, LP and Herndon Capital Management,
LLC.
6.	Sub-Investment Advisory Agreement between Aston
Asset Management, LP and Lake Partners, Inc.
7.	Sub-Investment Advisory Agreement between Aston
Asset Management, LP and M.D. Sass Investors
Services, Inc.
8.	Sub-Investment Advisory Agreement between Aston
Asset Management, LP and MFS Institutional Advisors,
Inc.
9.	Sub-Investment Advisory Agreement between Aston
Asset Management, LP and Montag & Caldwell, Inc.
10.	Sub-Investment Advisory Agreement between Aston
Asset Management, LP and Neptune Investment
Management Limited.
11.	Sub-Investment Advisory Agreement between Aston
Asset Management, LP and New Century Capital
Management, LLC.
12.	Sub-Investment Advisory Agreement between Aston
Asset Management, LP and Optimum Investment
Advisors, LLC.
13.	Sub-Investment Advisory Agreement between Aston
Asset Management, LP and River Road Asset
Management, LLC.
14.	Sub-Investment Advisory Agreement between Aston
Asset Management, LP and Smart Portfolios, LLC.
15.	Sub-Investment Advisory Agreement between Aston
Asset Management, LP and TAMRO Capital Partners LLC.
16.	Sub-Investment Advisory Agreement between Aston
Asset Management, LP and Taplin, Canida & Habacht,
LLC.
17.	Sub-Investment Advisory Agreement between Aston
Asset Management, LP and Todd-Veredus Asset
Management LLC.

The following documents are included in Registrant's Form
Type 485BPOS, dated February 26, 2010 (Accession No.
0001193125-10-043094), and incorporated by reference herein:

1.	Revised Schedules A and B to the Investment Advisory
Agreement between Aston Funds (the "Trust") and
Aston Asset Management LLC.

2.	Amendment to the Sub-Investment Advisory Agreement
between Aston Asset Management LLC and TAMRO Capital
Partners LLC.

3.	Amendment to the Sub-Investment Advisory Agreement
between Aston Asset Management LLC and Lake
Partners, Inc.

The following documents are included in Registrant's Form
Type 485APOS, dated December 30, 2009 (Accession No.
0001193125-09-261670), and incorporated by reference herein:

1.	Revised Schedules A and B to the Investment Advisory
Agreement between Aston Funds (the "Trust") and
Aston Asset Management LLC.

2.	Amendment to the Sub-Investment Advisory Agreement
between Aston Asset Management LLC and TAMRO Capital
Partners LLC.

3.	Sub-Investment Advisory Agreement between Aston
Asset Management LLC and M.D. Sass Investors
Services, Inc.

4.	Sub-Investment Advisory Agreement between Aston
Asset Management LLC and Lake Partners, Inc.

5.	Amendment to the Sub-Investment Advisory Agreement
between Aston Asset Management LLC and Lake
Partners, Inc.

6.	Sub-Investment Advisory Agreement between Aston
Asset Management LLC and Fasciano Associates, LLC.